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                                  EXHIBIT 23.1




                               Consent of KPMG LLP




The Board of Directors
Simulaids, Inc.:


We consent to the inclusion of our report dated March 19, 1999, with respect to the statement of income of Simulaids, Inc. for the year ended December 31, 1998, which report contains a disclaimer of opinion of the 1998 statement of income and is included in the June 30, 2001 Form 10-K of The Aristotle Corporation.


/s/ KPMG
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    KPMG

New York, New York
September 24, 2001